            Exhibit 24.1
                                                   POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints John F. Fairbanks,
Vice President, Chief Financial Officer and Treasurer of Aspen Aerogels, Inc.
(the "Company") and Susan
W. White, Vice President, Finance and Corporate Strategy of the Company,  and
Sahir Surmeli, John Rudy,
John Condon, Hannah Coman and Esther Cho, each of Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo,
P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, forms and authentication documents for EDGAR Filing Access;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such forms and authentication documents;

(3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or
10% shareholder of the Company, Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority;
and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it
being understood that the documents executed by such attorney-in-fact, on behalf of the undersigned
pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as
such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of
the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required
to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued
by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this
30th day of May, 2014.

   By: /s/ Kevin A. Schmidt

   Name:  Kevin A. Schmidt